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                                                                     EXHIBIT 4.6

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (the "Agreement") is made and entered into as of May 28, 1999 between The InterCept Group, Inc., a Georgia corporation ("Company") and Larry E. Vickers and Brenda J. Vickers (collectively, "Holders").

                              W I T N E S S E T H:

     WHEREAS, Company has entered into an Acquisition and Merger Agreement, dated May 28, 1999 (the "Merger Agreement") among itself, LEV Acquisition Corp., a Georgia corporation, L. E. Vickers & Associates, Inc., a Tennessee corporation ("Vickers"), Data Equipment Services, Inc., a Tennessee corporation ("Data"), (Vickers and Data are collectively referred to herein as the "Targets") and the Holders; and

     WHEREAS, as of the date hereof the Merger Agreement has been approved by the Holders which constitute all of the stockholders of the Targets.

     NOW THEREFORE, for and in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.    Certain Definitions. As used in this Agreement, the following terms
           -------------------
shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the voting common stock, without par value per
      ------------
share, of Company.

     "Estimated Offering Price" means an estimate of the gross proceeds, before
      ------------------------
underwriting discounts and commissions, reasonably obtainable from the sale of Registrable Stock in an Underwritten Public Offering, as determined by either the Board of Directors of the Company or an underwriter of national reputation reasonably acceptable to the Company, based upon the highest closing price or bid price, as the case may be, during the 30-day period preceding the applicable date of determination in the principal trading market for the Common Stock, or, if there shall be no active trading market for the Common Stock, based on all other relevant considerations.

     The terms "register", "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means shares of Common Stock issued to the Holders
      ----------------------
upon and at the time of consideration of the merger pursuant to the Agreement, any Registrable Securities sold by a Holder in a transaction, including a transaction pursuant to a registration statement under Sections 2 or 3 or a transaction pursuant to Rule 144 of the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Underwritten Public Offering" means a public offering of Common Stock for
      ----------------------------
cash which is offered and sold in a registered transaction on a firm commitment underwritten basis through one or more underwriters, all pursuant to an underwriting agreement between the Company, any selling shareholders and such underwriters.

     2.  Registration.
         ------------

     (a) Subject to the conditions of this Agreement, as soon as reasonably practicable after the date upon which (1) at least thirty (30) days of the post-merger combined operating results of the Company and the Targets are published as contemplated by ASR 135 and, in any event, no later than August 16, 1999 and
(2) the Company is eligible to file a registration statement on Form S-3 covering the resale of the Registrable Securities by the Holders, the Company shall file a registration statement on Form S-3 covering the resale of the Registrable Securities held by the Holders in accordance with the terms of this Agreement. Subject to the conditions of this Agreement, the Company shall use all commercially reasonable efforts (1) to file with the Commission a registration statement on Form S-3 covering the resale of the Registrable Securities by the Holders and (2) to effect all such registrations, qualifications, and compliances as would permit or facilitate the resale of the Registrable Securities then outstanding.

     (b) The right of each Holder to registration pursuant to Section 2(a) shall be conditioned upon such Holder's participation and cooperation in the offering. If the Holders agree to participate in an Underwritten Public Offering under
Section 2(a) the Company shall provide notice to the Holders of the name of the underwriter to be employed if an Underwritten Public Offering, if then determined.

     (c) The Company shall be entitled to include in any registration statement referred to in this Section 2 shares of Common Stock to be sold by the Company for its own account or other then existing shareholders for their own account.

     (d) The Company shall be entitled to postpone for a reasonable period of time (but, except as otherwise provided in this Agreement, not exceeding one hundred eighty (180) days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2, if and only if, Larry E. Vickers, on behalf of the Holders, consents in writing to a postponement after being advised in writing by the Company that the Company has determined, in good faith and in the exercise of reasonable judgment, that such action would materially delay or interfere with any material financing, acquisition, corporate reorganization or other transaction involving the Company then pending or contemplated. Mr. Vickers agrees to promptly execute and deliver a confidentiality agreement in form and

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substance reasonably acceptable to the Company in connection with any disclosures the Company is required to make under this paragraph.

     (e)  If either a limitation under Section 2(c) or a postponement under
Section 2(d) occurs, the Holders shall have the piggyback registration rights set forth in Section 3.

     (f) If a registration statement pursuant to this Section 2 does not become effective within twelve (12) months after the initial filing thereof as a result of any reason other than a material adverse development in the business or condition (financial or other) of the Company or other acts or matters within the control of the Company, or if such registration statement is abandoned or withdrawn at the request of the Holders, then, unless the Holders, promptly upon receipt of a request therefor, supported by an invoice setting forth the expenses in reasonable detail, reimburse the Company for the registration expenses in respect of such registration statement, the Company shall be deemed to have satisfied its obligation pursuant to this Section 2.

     (g) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or to register as a dealer or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification or compliance.

     3.   Piggyback Registration.
          ----------------------

          If (1) registration by the Holders of their Registrable Securities has been delayed pursuant to Section 2(d), (2) thirty (30) days of post merger combined operating results of Company and Direct Access have been published as contemplated by ASR 135, and (3) the Company shall determine to register for sale for cash any of its Common Stock, for its own account, other than a registration relating solely to employee benefit plans or securities issued or issuable to employees or consultants (including a registration on Form S-8), a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, then the Company promptly will give to each Holder written notice
            ----
thereof and shall use its commercially reasonable efforts in good faith to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register the securities proposed to be registered thereby.

     4.   Underwritten Public Offerings.  If the registration being effected
          -----------------------------
under this Agreement is for an Underwritten Public Offering, the Company shall so advise the Holders. In such event the right of any Holder to registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through any Underwritten Public Offering shall (together with the Company and any other shareholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4, if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated among such Holders as follows: the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then to all selling shareholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter.

     5.   Registration Procedures.
          -----------------------

     (a) In the case of each registration, qualification or compliance effected by the Company pursuant to Sections 2 or 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company in good faith will use its commercially reasonable efforts to, subject to the provisions of paragraph 5(b) below:

          (1) Keep such registration, qualification or compliance effective for a period of twelve (12) months from the Effective Time or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (2) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

          (3) Notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made insofar as it relates to the Company.

          (4) Cause the shares of Company Common Stock to be issued upon consummation of the Merger to be listed for trading on the NASDAQ National Market.

     (b) If the Company determines, in good faith and in the exercise of its reasonable judgment, that a registration statement effected pursuant to this Agreement interferes with any material financing, acquisition, corporate reorganization or other transaction involving the Company then pending or contemplated, it shall notify the Holders in writing of such transaction and the resulting need to terminate or withdrawal the registration statement. Mr. Vickers agrees to promptly execute and deliver a confidentiality agreement in form and substance reasonably acceptable to the Company in connection with any disclosures the Company is required to make under this paragraph. Larry E. Vickers, on behalf of the Holders, shall either consent to such withdrawal or termination of the registration statement or indicate the Holders' objection to such withdrawal or termination within three (3) business days of the Company's delivery of such notice to him. In the event Mr. Vickers fails to make a written response to the notice provided by the Company within such three (3) business day period, it shall be presumed that the Company may withdrawal or terminate such registration statement without liability to the Holders except as provided in paragraph 5(c) below with respect to demand registration rights.

     (c) If the Company withdraws or terminates a registration statement covering Registrable Securities of the Holders, then, unless Registrable Securities of the Holders are included in another offering of shares of Common Stock or have been registered and sold pursuant to this Agreement within the preceding sixty (60) days, upon notice from the Holders requesting the registration on Form S-3 of Registrable Securities collectively having an Estimated Offering Price of at least $500,000 (the "Request Notice"), the Company agrees to use its good faith reasonable efforts to prepare and file a registration statement on Form S-3 covering the remaining Registrable Securities of the Holders within ten (10) business days after such Request Notice is first received.

     6.   Rule 144.  Notwithstanding anything to the contrary contained herein,
          --------
no Holder shall have rights to a registration under this Agreement after the time that such Holder could sell all of its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act or any successor rule thereto.

     7.   Registration Expenses.  The Company shall pay the expenses in
          ---------------------
connection with any registration involving shares of Common Stock, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for the Company and of its independent accountants. In any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

     8.   Assignment of Rights.  No Holder may assign its rights under this
          --------------------
Agreement to any party without the prior written consent of the Company, and any attempted transfer in violation of this Section 8 shall be null and void.

     9.   Information by Holder.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

     10.  "Market Stand-off" Agreement.  If at least 50% of the Registrable
           ---------------------------
Securities requested by the Holders to be included in a registration under this Agreement are so included and sold, then each Holder agrees that until May 28, 2000 Holder will not sell or otherwise transfer or dispose of any other Common Stock (or other securities) of the Company held by such Holder during the 120-day period following the effective date of any public offering if so requested by the Company or the underwriters of Common Stock (or other securities) of the Company. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     11.  Indemnification.
          ---------------

     (a) In the event of the offer and sale of Registrable Securities held by Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each Holder, its directors, officers and partners and each other Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

     (b) The Company may require, as a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Section 11, that the Company shall have received an agreement from such Holder to be bound by the terms of this

Section 11, including an undertaking reasonably satisfactory to it from such Holder, to indemnify and hold the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that
                                                         --------  -------
such indemnity agreement found in this Section 11(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 11(a) or (b) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 11(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (d) The indemnification required by Section 11(a) and (b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

     (e) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the Common Stock, as well as other relevant equitable considerations.


     12.  Miscellaneous
          -------------

     (a)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia applicable to contracts between Georgia residents entered into and to be performed entirely within the State of Georgia.

     (b)  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     (c)  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the subjects hereof.

     (d)  Notices, etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be delivered in accordance with the notice provisions of the Merger Agreement

     (e)  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     (f)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     (g)  Severability.  In the case any provision of this Agreement shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (h)  Amendments. The provisions of this Agreement may be amended at any
          ----------
time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver; provided,
                                                                   --------
however, that without obtaining the consent of any other party to this
-------
Agreement, the Company may amend this Agreement to add hereto as parties any person or entity who beneficially owns securities of the Company, such Amendment to be effected by obtaining the signature of each such party and the Company to a counterpart to this Agreement.


     This Registration Rights Agreement is hereby executed as of the date first above written.


                              "Company"

                              The InterCept Group, Inc.


                              By: /s/ Donny R. Jackson
                                 -----------------------------

                              "Holders"

                              /s/ Larry E. Vickers
                              --------------------------------
                              Larry E. Vickers


                              /s/ Brenda J. Vickers
                              --------------------------------
                              Brenda J. Vickers